STOCK PLEDGE AND SECURITY AGREEMENT

This STOCK PLEDGE AND SECURITY AGREEMENT, dated as of September 30, 2015 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), made by and among Katherine J. Poppe and Micah L. Camden (collectively, the “Pledgors”), in favor of LBB Acquisition, LLC, a limited liability company organized under the laws of the state of North Carolina (the “Secured Party”).

WHEREAS, pursuant to the terms of a certain Membership Interest Purchase Agreement dated July 31, 2015 (the “Purchase Agreement”), the Secured Party purchased the membership interests of various entities operating under the “Little Big Burger” gourmet fast-casual restaurant concept in exchange for the Cash Consideration and Stock Consideration set forth in the Purchase Agreement;

WHEREAS, pursuant to the terms of the Purchase Agreement, the Pledgors agreed to pledge Two Hundred Thousand Dollars ($200,000) from their Cash Consideration (the “Cash Pledge”) and the Pledged Shares in order to secure the Pledgors’ obligations to pay for all Losses associated with the Employment Litigation;

WHEREAS, this Agreement is given by the Pledgor in favor of the Secured Party to secure the payment and performance of all of the Secured Obligations; and

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions.

(a) Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement. Unless otherwise defined herein, or defined in the UCC, all capitalized terms shall be defined as set forth in the Purchase Agreement.

(b) Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(c) For purposes of this Agreement, the following terms shall have the following meanings:

“Cash and Securities Account” means the Cash and Securities Account held by each of Katherine Poppe and Micah Camden with T.R. Winston & Company, LLC, where the Collateral shall be deposited and held.

“Cash Pledge” has the meaning set forth in the Recitals.

“Collateral” has the meaning set forth in Section 2.

“Event of Default” shall mean the failure of either of the Pledgors to pay any Secured Obligations within five (5) business days of written notice from Secured Party for the requirement of such payment.

“Pledged Shares” means the shares of stock described in Schedule 1 hereto and issued by Company pursuant to the terms of the Purchase Agreement, and the certificates, instruments and agreements representing the Pledged Shares and includes any securities or other interests, howsoever evidenced or denominated, received by each Pledgor in exchange for or as a dividend or distribution on or otherwise received in respect of the Pledged Shares.

“Proceeds” means “proceeds” as such term is defined in Section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Shares, collections thereon or distributions with respect thereto.

“Secured Obligations” has the meaning set forth in Section 4.

“Securities Account Control Agreement” means the Securities Account Control Agreement dated September 30, 2015 by and between each of the Pledgors, the Secured Party and the Collateral Agent.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Delaware or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

2. Pledge. Each of the Pledgors hereby pledges, assigns and grants to the Secured Party, and hereby creates a continuing first priority lien and security interest in favor of the Secured Party in and to all of its right, title and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”): (a) the Pledged Shares; (b) the Cash Pledge; (c) all Proceeds and products of the foregoing; and (d) all assets held in the Cash and Securities Account.

3. Delivery of Collateral. In conjunction with the execution of this Agreement and upon the simultaneous closing of the transactions described in the Purchase Agreement, each of the Pledgors shall immediately deliver the Cash Pledge and the Collateral to T.R. Winston & Company, LLC (the “Collateral Agent”) for deposit into the Cash and Securities Account and shall be subject to the terms of the Securities Account Control Agreement. Each Pledger shall execute and deliver to the Collateral Agent all assignments, endorsements, powers and other documents reasonably requested at any time and from time to time by the Collateral Agent or the Secured Party with respect to the Collateral and the rights and powers granted to the Collateral Agent or the Secured Party hereunder, and will deliver to the Collateral Agent any stock certificates representing stock dividends on, or stock splits of, any of the Collateral, together with a stock power fully executed in blank.

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4. Secured Obligations. The Collateral secures the due and prompt payment and performance of the obligations of each of the Pledgors from time to time arising under the Purchase Agreement relating to all Losses relating to the Employment Litigation as they are incurred, to the extent not covered by the Employment Insurance Policies, including but not limited to attorneys’ fees, court costs, judgments and settlement awards (all such obligations, covenants, duties, debts, liabilities, sums and expenses set forth in this Section 4 being herein collectively called the “Secured Obligations”). For any payments owed by Pledgors to satisfy the Secured Obligations, such payments shall be paid: (i) first, in equal parts by each Pledgor’s Cash and Securities Account, provided that each Pledgor’s Cash and Securities Account holds sufficient cash to satisfy half of such Secured Obligations; and (ii) in the event the Cash and Securities Account of a Pledgor does not contain sufficient cash to satisfy half of a Secured Obligation, the Secured Party may draw the necessary funds from either Cash and Securities Account in whatever amount is required to satisfy the Secured Obligations.

5. Perfection of Pledge.

(a) Each Pledgor shall, from time to time, as may be required by the Secured Party with respect to all Collateral, immediately take all actions as may be requested by the Secured Party to perfect the security interest of the Secured Party in the Collateral, including, without limitation, with respect to all Collateral over which control may be obtained within the meaning of Section 8-106 of the UCC, each Pledgor shall immediately take all actions as may be requested from time to time by the Secured Party so that control of such Collateral is obtained and at all times held by the Secured Party. All of the foregoing shall be at the sole cost and expense of the Pledgors upon whom such request is made.

(b) Each Pledgor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, without the signature of the Pledgor where permitted by law. Each of the Pledgors agrees to provide all information required by the Secured Party pursuant to this Section promptly to the Secured Party upon request.

6. Representations and Warranties. Each Pledgor represents and warrants as follows:

(a) The Pledged Shares are subject to no options to purchase or similar rights. All information set forth in Schedule 1 relating to the Pledged Shares is accurate and complete.

(b) At the time the Collateral becomes subject to the lien and security interest created by this Agreement, such Pledgor will be the sole, direct, legal and beneficial owner thereof, free and clear of any lien, security interest, encumbrance, claim, option or right of others except for the security interest created by this Agreement.

(c) The pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment and performance when due of the Secured Obligations.

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(d) Each Pledgor has full power, authority and legal right to pledge the Collateral pursuant to this Agreement.

(e) This Agreement has been duly authorized, executed and delivered by each Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(f) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other entity is required for the pledge by each Pledgor of the Collateral pursuant to this Agreement or for the execution and delivery of this Agreement by each Pledgor or the performance by each Pledgor of its obligations thereunder.

(g) The execution and delivery of this Agreement by each Pledgor and the performance by each Pledgor of its obligations thereunder, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to such Pledgor or any of its property, or any agreement or instrument to which a Pledgor is party or by which it or its property is bound.

(h) Each Pledgor has taken all action required on its part for control (as defined in Section 8-106 of the UCC) to have been obtained by the Secured Party over all Collateral with respect to which such control may be obtained pursuant to the UCC. No person other than the Secured Party, or the Collateral Agent, has control or possession of all or any part of the Collateral. Without limiting the foregoing, all certificates, agreements or instruments representing or evidencing the Pledged Shares in existence on the date hereof have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank.

7. Dividends and Voting Rights.

(a) The Secured Party agrees that unless an Event of Default shall have occurred and be continuing, each Pledgor may, to the extent such Pledgor has such right as a holder of the Pledged Shares, vote and give consents, ratifications and waivers with respect thereto, except to the extent that, in the Secured Party’s reasonable judgment, any such vote, consent, ratification or waiver could detract from the value thereof as Collateral or which could be inconsistent with or result in any violation of any provision of this Agreement.

(b) The Pledgors and Secured Party agree that any payment of cash or dividends received relating to the Pledged Shares shall be deposited in the Cash and Securities Account and shall be subject to this Agreement.

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8. Further Assurances.

(a) Each Pledgor shall, at its own cost and expense, defend title to the Collateral and the first priority lien and security interest of the Secured Party therein against the claim of any person claiming against or through a Pledgor and shall maintain and preserve such perfected first priority security interest for so long as this Agreement shall remain in effect.

(b) Each Pledgor agrees that at any time and from time to time, at the expense of the Pledgors, such Pledgor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

9. Transfers and Other Liens. The Pledgors agrees that they will not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein except as follows: (a) as expressly provided for herein, (b) pursuant to trading instructions by the Pledgors permitted under Section 3(a) of the Securities Account Control Agreement and (c) with the prior written consent of the Secured Party.

10. Secured Party Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Secured Party the Pledgor’s attorney-in-fact, with full authority in the place and stead of each Pledgor and in the name of each Pledgor or otherwise, from time to time in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to a Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same (but the Secured Party shall not be obligated to and shall have no liability to the Pledgors or any third party for failure to do so or take action). Such appointment, being coupled with an interest, shall be irrevocable. Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

11. Secured Party May Perform. If a Pledgor fails to perform any obligation contained in this Agreement, the Secured Party may itself perform, or cause performance of, such obligation, and the expenses of the Secured Party incurred in connection therewith shall be payable by such Pledgor; provided that the Secured Party shall not be required to perform or discharge any obligation of the Pledgors.

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12. Remedies Upon Default.

(a) If any Event of Default shall have occurred and be continuing, the Secured Party may, without any other notice to or demand upon the Pledgors, assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to the Pledgors at their respective notice addresses as provided in Section 16 hereof ten (10) calendar days prior to each of the dates of such dispositions shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Collateral is made in a commercially reasonable manner, the Secured Party may sell such Collateral on such terms and to such purchaser(s) as the Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. To the extent permitted by applicable law, the Pledgors waive all claims, damages and demands they may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. The Pledgors hereby waive and release to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Secured Party, the Collateral Agent nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto.

(b) If any Event of Default shall have occurred and be continuing, any cash held by the Secured Party as Collateral and all cash Proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by the Secured Party to the payment of expenses incurred by the Secured Party in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in such order as the Secured Party shall elect. Any surplus of such cash or cash Proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgors or to whomsoever may be lawfully entitled to receive such surplus. The Pledgors shall remain jointly and severally liable for any deficiency if such cash and the cash Proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Secured Party to collect such deficiency.

(c) If the Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section, the Pledgors agree that, upon request of the Secured Party, the Pledgors will, at their own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

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13. No Waiver and Cumulative Remedies. The Secured Party shall not by any act (except by a written instrument pursuant to Section 15), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

14. Security Interest Absolute. Each Pledgor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All rights of the Secured Party and liens and security interests hereunder, and all Secured Obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of: (a) any illegality or lack of validity or enforceability of any Secured Obligation or any related agreement or instrument; (b) any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations, or any rescission, waiver, amendment or other modification of the Purchase Agreement, this Agreement or any other agreement, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise; (c) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Secured Obligations; (d) any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations; (e) any default, failure or delay, wilful or otherwise, in the performance of the Secured Obligations; (f) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Pledgors against the Secured Party; or (g) any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Secured Obligations or any existence of or reliance on any representation by the Secured Party that might vary the risk of a Pledgor or otherwise operate as a defense available to, or a legal or equitable discharge of, a Pledgor or any other grantor, guarantor or surety.

15. Amendments. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by a Pledgor therefrom shall be effective unless the same shall be in writing and signed by the Secured Party and each Pledgor to whom such amendment, modification, supplement, waiver or consent may apply, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

16. Addresses For Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Purchase Agreement, and addressed to the respective parties at their addresses as specified on the signature pages hereof or as to either party at such other address as shall be designated by such party in a written notice to each other party.

17. Continuing Security Interest; Further Actions. This Agreement shall create a continuing first priority lien and security interest in the Collateral and shall (a) subject to Section 18, remain in full force and effect until payment and performance in full of the Secured Obligations and the Employment Litigation shall be concluded in its entirety, (b) be binding upon the Pledgors, their successors and assigns, and (c) inure to the benefit of the Secured Party and its successors, transferees and assigns; provided that the Pledgors may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party.

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18. Termination; Release. On the date on which all Secured Obligations have been paid and performed in full, the Secured Party will, at the request and sole expense of the Pledgors, (a) duly assign, transfer and deliver to or at the direction of the Pledgors (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Party, together with any monies at the time held by the Secured Party hereunder or held in the Cash and Securities Account, and (b) execute and deliver to the Pledgors a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement. On the date on which (a) the amount that all of the Secured Obligations have been finally determined and (b) the Pledgor’s Cash and Securities Accounts in the aggregate contain cash in excess of the amount of the Secured Obligations yet to be paid and performed in full, the Secured Party shall release the Collateral in excess of the amount of such remaining Secured Obligations (the “Excess Collateral”), with such release first to be of the Pledged Shares and second of the cash in the Cash and Securities Accounts, and shall within three business days of such date instruct Collateral Agent in writing that such Excess Collateral has been released and may be withdrawn by the Pledgors from the Cash and Securities Accounts.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

21. Expenses. Except as otherwise expressly provided in this Agreement, each party will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including, without limitations, all fees and expenses of agents, representatives, counsel, and accountants.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Katherine J. Poppe, as Pledgor

By:	/s/ Katherine J. Poppe

Micah L. Camden, as Pledgor

By:	/s/ Micah L. Camden

LBB Acquisition, LLC, a limited liability company organized under the laws of the state of North Carolina, as Secured Party

By:	/s/ Michael D. Pruitt
Name:	Michael D. Pruitt
Title:	Chief Executive Officer
Address for Notices: 7621 Little Avenue, Suite 414 Charlotte, North Carolina 28226

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